                                                                    EXHIBIT 10.9

                SALARIES AND BONUSES OF NAMED EXECUTIVE OFFICERS

         On February 10, 2005, the Board of Directors of Wolverine Tube, Inc. ratified the decisions of the Compensation Committee with respect to the determination of discretionary bonuses for 2004 for each named executive officer and the increase in the annual base salary of Johann R. Manning. Jr., President and Chief Operating Officer, which increase was made retroactive to October 1, 2004 (1). 2005 base salaries for the remaining named executive officers are currently unchanged from 2004 levels. The following table sets forth for each named executive officer the current base salary level and the discretionary bonus paid for 2004:


                                                                CURRENT                      2004
NAME AND POSITION                                             BASE SALARY            DISCRETIONARY BONUS
-----------------                                             -----------            -------------------
Dennis J. Horowitz                                             $595,000                    $432,000
Chairman and Chief Executive Officer

Johann R. Manning, Jr.                                         $312,000                    $165,360
President and Chief Operating Officer

James E. Deason (2)                                               --                       $117,222
Executive Vice President,
Chief Financial Officer and Secretary

Thomas B. Sabol (3)                                            $250,000                       --
Senior Vice President,
Chief Financial Officer and Secretary

Keith I. Weil                                                  $227,248                    $85,218
Senior Vice President,
International and Strategic Development

Massoud Neshan                                                 $205,967                    $38,619
Senior Vice President, Technology

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(1)    This adjustment was made to reflect his then current job
       responsibilities and comparable market value resulting from a compensation study conducted on behalf of the compensation committee.
(2)    Mr. Deason retired effective March 31, 2005.
(3) Mr. Sabol assumed the position of Senior Vice President, Chief Financial Officer and Secretary upon Mr. Deason's retirement on March 31, 2005.

The above bonuses were paid to the employees on May 11, 2005.